UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Director and Chairman of Investment Committee

As part of a management reorganization plan recommended by Bluerock Multifamily Advisor, LLC, our Company’s advisor, or our Advisor, and in conjunction with other changes detailed in this filing, on November 26, 2013, our Board of Directors, or our Board, appointed Gary T. Kachadurian, age 63, to serve as a Director of our Company and Chairman of the Investment Committee of our Board, with such terms to commence effective upon the resignation of James G. Babb, III from those positions as discussed below. Mr. Kachadurian will serve in such capacities, until his successor is elected and qualifies or until his earlier death, resignation or removal. Mr. Kachadurian agreed to be appointed to such positions at the discretion of our Board in a separate agreement with Bluerock Real Estate, L.L.C., or our Sponsor. The appointment of Mr. Kachadurian as a Director of our Company and as the Chairman of the Investment Committee of the Board was not made pursuant to any other arrangement or understanding between him and any other person.

Mr. Kachadurian commenced serving as Vice Chairman of our Sponsor and of BRG Manager, LLC, or BRG Manager, an affiliate of our Sponsor that we are currently negotiating with to provide external management services to our Company, on December 1, 2013. Mr. Kachadurian has over 30 years of real estate experience primarily investing in and developing apartment properties on behalf of institutional investors. Since 2007, Mr. Kachadurian has served as Chairman of Apartment Realty Advisors, the nation’s largest privately owned multihousing investment advisory company. From 1990 to 2005, Mr. Kachadurian served in various senior roles at Deutsche Bank Real Estate/RREEF, a leading pension fund advisor, including as a member of RREEF’s Investment Committee for 14 years, as a senior member of the Policy Committee of RREEF, as Senior Managing Director for Global Business Development responsible for raising institutional real estate funds in Japan, Germany, and other countries, and as head of RREEF’s National Acquisitions Group and Value-Added and Development lines of business where he had oversight in the acquisition and management of RREEF’s 24,000 unit apartment investment portfolio. Prior to Deutsche Bank/RREEF, Mr. Kachadurian served as the Midwest Regional Operating Partner for Lincoln Property Company, developing and managing apartment communities in Illinois, Indiana, Wisconsin, Kansas and Pennsylvania. Mr. Kachadurian also serves as President of The Kachadurian Group LLC (f/k/a The Kach Group), which provides consulting on apartment acquisition and development transactions, including to Waypoint Residential (affiliates of which are third party joint venture partners in our Enders Place at Baldwin Park property in Orlando, Florida). Mr. Kachadurian is a founding Board Member of the Chicago Apartment Association, and a former Chairman and current Executive Committee member of the National Multi Housing Council, a Board Member of the Multifamily Council of the National Association of Home Builders and the Multi-Family Council of the Urban Land Institute. Mr. Kachadurian is Chairman of the Village Foundation of Children’s Memorial Hospital, and is a Director of Pangea Real Estate, KBS Legacy Partners Apartment REIT, and Leaders Bank in Oak Brook, Illinois. Mr. Kachadurian received his B.S. in Accounting from the University of Illinois in 1974.

Mr. Kachadurian was nominated to serve as one of our directors for reasons including the depth and breadth of his experience in the rental apartment industry, including longstanding experience as a developer, owner and manager of apartment properties. Mr. Kachadurian’s extensive understanding of these varied aspects of our industry provides our Board with an invaluable resource for assessing and managing risk and planning corporate strategy. In addition, through Mr. Kachadurian’s service on the boards of several companies and other large organizations involved in the apartment industry, Mr. Kachadurian has developed strong leadership and consensus building skills that are a valuable asset to our Board.

Mr. Kachadurian is expected to be compensated by BRG Manager as the external manager of our Company, if and when we enter into a management agreement with BRG Manager. As a non-independent Director of our Board, Mr. Kachadurian will not be compensated by our Company for his service as a Director of our Board.

Notice of Intent to Resign as Director, Chief Investment Officer and Chairman of Investment Committee

On November 26, 2013, as part of a management reorganization plan recommended by our Advisor, James G. Babb, III provided notice to our Board of his resignation as our Chief Investment Officer as of such date and of his intent to resign as a Director in or about the first quarter of 2014 at an exact date to be agreed upon between our Board and Mr. Babb. Mr. Babb has served in such capacities since our Company commenced operations and his resignations were not the result of any disagreements with our Company on any matters relating to our operations, policies or practices. Mr. Babb previously served as our President from July 2008 until August 2012 and served as the President of our Advisor, from July 2008 until February 2013. Mr. Babb’s resignation from his position as Chief Investment Officer of our Company was effective as of November 26, 2013.

Mr. Babb will continue to serve as Chief Investment Officer of our Advisor, and of our Sponsor, which is an affiliate of our Company and which he joined in July 2007.

Resignation of President and Chief Operating Officer

On November 26, 2013, as part of a management reorganization plan recommended by our Advisor, Jordan B. Ruddy resigned as President and Chief Operating Officer of our Company, effective as of November 26, 2013. Mr. Ruddy served as President of our Company since August 2012 and as Chief Operating Officer of our Company since July 2008. His resignation from such positions was not the result of any disagreements with our Company on any matters relating to our operations, policies or practices.

Mr. Ruddy serves as President and Chief Operating Officer of our Advisor and as President of BRG Manager. Additionally, he will continue to serve as President and Chief Operating Officer for our Sponsor, which he joined in 2002.

Appointment of President

On November 26, 2013, as part of a management reorganization plan recommended by our Advisor, the Board appointed R. Ramin Kamfar, age 50, to serve as President of our Company, to serve in such capacity until his successor is elected and qualifies or until his earlier death, resignation or removal. Mr. Kamfar currently serves as our Chairman of the Board and our Chief Executive Officer. The appointment of Mr. Kamfar as President of our Company was not made pursuant to any arrangement or understanding between him and any other person.  Mr. Kamfar has served as our Chairman of the Board since August 2008, and as our Chief Executive Officer since November 2013, a position he previously held from July 2007 to February 2013. He has also has served as Chairman of the Board and Chief Executive Officer of our Sponsor from its inception in October 2002, and served as Chief Executive Officer of our Advisor from August 2008 until February 2013. Mr. Kamfar has served as Chief Executive Officer of BRG Manager since its inception.

Mr. Kamfar has 25 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, and public and private financings. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. In 1993 Mr. Kamfar left Lehman to focus on private equity transactions. From 1993 to 2002, Mr. Kamfar executed a growth/consolidation strategy to build a startup into a leading public company in the ‘fast casual’ market now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL) with approximately 800 locations and $400 million in gross revenues. From 1999 to 2002, Mr. Kamfar also served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune 500 and Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.

Mr. Kamfar is compensated by our Advisor as the external advisor of our Company. He is expected to be compensated by BRG Manager as the external manager of our Company, if and when we enter into a management agreement with BRG Manager, and is not expected to be compensated by our Company.

Appointment of Chief Operating Officer

On November 26, 2013, as part of a management reorganization plan recommended by our Advisor, the Board appointed Michael L. Konig, our Company’s Senior Vice President, Secretary and General Counsel, age 53, to serve as Chief Operating Officer of our Company, effective as of November 26, 2013, to serve in such capacity, until his successor is elected and qualifies or until his earlier death, resignation or removal. The appointment of Mr. Konig as Chief Operating Officer of our Company was not made pursuant to any other arrangement or understanding between him and any other person.

Mr. Konig also serves as Senior Vice President and General Counsel of our Advisor, a position he has held since July 2008, and as Chief Operating Officer, Secretary and General Counsel of BRG Manager since inception. Mr. Konig has also served as Senior Vice President and General Counsel for our Sponsor and its affiliates since December 2004. Mr. Konig has over 25 years of experience in law and business. Mr. Konig was an attorney at the firms of Ravin Sarasohn Cook Baumgarten Fisch & Baime from September 1987 to September 1989, and Greenbaum Rowe Smith & Davis from September 1989 to March 1997, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well as a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL)). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, an M.B.A. degree in Finance in 1988 from San Diego State University and a Bachelor of Commerce degree in 1982 from the University of Calgary.

Mr. Konig is compensated by our Advisor as the external advisor of our Company. He is expected to be compensated by BRG Manager as the external manager of our Company, if and when we enter into a management agreement with BRG Manager, and is not expected to be compensated by our Company.

Certain Relationships and Related Party Transactions Involving Mr. Kamfar

Information relating to certain relationships and related party transactions involving Mr. Kamfar, our Company and their affiliates is set forth below. Additional information with respect to certain relationships and related party transactions involving Mr. Kamfar, our Company and their affiliates required to be set forth herein has been previously reported in our Company’s Form 8-K dated October 31, 2013 under the section entitled “Certain Relationships and Related Party Transactions Involving Mr. Kamfar,” which section is incorporated herein by reference, or the Previously Reported Information.

Our Advisor, Our Advisory Agreement and Our Former Dealer Manager Agreement

Our Company is externally advised by our Advisor, which is a Delaware limited liability company and an affiliate of our Sponsor. Mr. Kamfar, along with a limited liability company owned by Mr. Kamfar and his family, or the Kamfar Family LLC, indirectly own 100% of the membership interests in BER Holdings, LLC, which in turn owns 98.5% of the membership interests in our Advisor. Mr. Kamfar actively participates in the management and operations of our Advisor.

As a result of Mr. Kamfar’s indirect ownership of our Sponsor, an interest in the fees associated with each transaction is attributed to him as set forth below and in the Previously Reported Information. While these fees have been attributed to him, a substantial portion of such fees have been reallowed to selling dealers in our Company’s previous registered offerings, and a significant amount have not been paid, as our Advisor has deferred substantial fees in support of our Company to date. As of September 30, 2013 the amount of fees and reimbursements deferred by our Advisor total $2,101,927. See table in “Summary of Fees and Reimbursements to our Advisor and Former Dealer Manager” below. In addition, as of September 30, 2013 our Advisor has incurred $2,396,605 of organizational and offering costs on our behalf which our Company will not reimburse due to the termination of our follow-on offering.

Summary of Fees and Reimbursements to Our Advisor and Former Dealer Manager

Summarized below are the fees earned and expenses reimbursable to our Advisor and its affiliates, including Bluerock Capital Markets, LLC, our former affiliated dealer manager, and any related amounts payable, for the year ended December 31, 2012 and the nine months ended September 30, 2013:

	Approximate Dollar Value of Mr. Kamfar’s Interest In REIT Incurred Amounts (2)	Incurred for the Nine Months Ended Sept. 30, 2013	Payable as of Sept. 30, 2013	Incurred for the Year Ended Dec. 31, 2012	Payable as of Dec. 31, 2012
Type of Compensation
Selling Commissions (1)	$804,348	92,611	$-	$711,737	$-
Dealer Manager Fee (1)	375,261	50,634	-	324,627	-
Asset Management and Oversight Fees	731,167	426,606	822,308	315,696	426,938
Acquisition Fees	1,333,199	504,765	780,788	848,737	322,440
Financing Fees	-	-	5,891	357,809	5,891
Other Offering Costs	-	-	-	-	-
Reimbursable Organizational Costs	-	-	49,931	-	49,931
Reimbursable Operating Expenses	780,372	380,537	254,700	411,719	431,850
Reimbursable Offering Costs	49,061	-	187,697	49,808	197,300
Total:	4,073,408	1,455,153	2,101,297	3,020,133	1,434,350

(1)	Includes amounts reallowed from the dealer manager fee to selling dealers.

(2)	Includes incurred amounts for the periods shown attributable to the ownership interest of both Mr. Kamfar and the Kamfar Family LLC in our Advisor.

Joint Ventures with Fund II and Fund III

In connection with our acquisitions of our joint venture investments in the Enders property, the Berry Hill property, and the MDA property, we entered into joint venture agreements with Bluerock Special Opportunity + Income Fund II, LLC, or Fund II, and Bluerock Special Opportunity + Income Fund III, LLC, or Fund III, as applicable, as further described below.

Enders JV with Fund III

In connection with the closing of the Enders property acquisition on October 2, 2012, we invested $4,716,846 to acquire a 95% equity interest in BR Enders Managing Member, LLC, or the Enders Member JV Entity, through a wholly owned subsidiary of our operating partnership, BEMT Enders, LLC. Fund III invested $258,762 to acquire the remaining 5% interest in the Enders Member JV Entity. The Enders Member JV Entity holds an indirect equity interest in the Enders property. Our equity capital investment in the joint venture was funded with a $4.8 million advance from our $13.5 million working capital line of credit with Fund II and Fund III, both affiliates of our Sponsor, or the Fund LOC.

In connection with the transaction, our Advisor and the manager of Fund III charged an aggregate acquisition fee of approximately $328,284 with respect to the Enders property investment. For the year ended December 31, 2012 and the nine months ended September 30, 2013, our Advisor and the manager of Fund III charged an aggregate asset management fee of approximately $117,935 and our Advisor charged an aggregate oversight fee of approximately $35,731, with respect to the Enders property investment on behalf of us and Fund III. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of our Sponsor, was $474,913 for the year ended December 31, 2012 and the nine months ended September 30, 2013. The portion of these fees payable to our Advisor is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Former Dealer Manager.”

Berry Hill JV with Fund III

On October 18, 2012, we invested $3,788,725 to acquire a 71.0% equity interest in BR Berry Hill Managing Member, LLC, or the Berry Hill Member JV Entity, through BEMT Berry Hill, LLC, or BEMT Berry Hill, a wholly owned subsidiary of our operating partnership. Fund III invested $1,547,507 to acquire the remaining 29.0% interest in the Berry Hill Member JV Entity. The Berry Hill Member JV Entity holds an indirect equity interest in our Berry Hill property. Our equity capital investment in the joint venture was funded with $3.2 million from the Fund LOC.

In connection with the transaction, our Advisor and the manager of Fund III charged an aggregate acquisition fee of approximately $109,402 with respect to the Berry Hill development. For the year ended December 31, 2012 and the nine months ended September 30, 2013, our Advisor charged an asset management fee of approximately $32,012 with respect to asset management of the Berry Hill investment and charged a development fee of $273,390. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of our Sponsor, was $413,163 for the year ended December 31, 2012 and the nine months ended September 30, 2013. The portion of these fees payable to our Advisor is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Former Dealer Manager.”

MDA JV with Fund I

On December 17, 2012, we invested $6,098,306 to acquire a 62.5% equity interest in BR VG MDA JV Member, LLC, or the BR Member, through a wholly owned subsidiary of our operating partnership, BEMT MDA, LLC, or BEMT MDA Member. Fund I invested $3,366,265 to acquire a 34.5% interest in the BR Member and BR MDA Investors, LLC invested $292,719 to acquire the remaining 3%. The BR Member holds an indirect equity interest in the MDA property. In order to close the acquisition of the interest in the BR Member, we made a draw of $6.0 million from the Fund LOC. Further, BEMT MDA Member pledged its economic interests (but not its membership interests) in the BR Member to secure the draw.

In connection with the transaction, our Advisor and the manager of Fund I charged an aggregate acquisition fee of approximately $530,297 with respect to the MDA property investment and our Advisor charged a financing fee of approximately $132,766. For the year ended December 31, 2012 and the nine months ended September 30, 2013, our Advisor and the manager of Fund I charged an aggregate asset management fee of approximately $167,206 and our Advisor charged an oversight fee of approximately $12,781 with respect to asset management of the MDA property investment on behalf of us and Fund I. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of our Sponsor, was $701,223 for the year ended December 31, 2012 and the nine months ended September 30, 2013. The portion of these fees payable to our Advisor is already reflected above under “Summary of Fees and Reimbursements to Our Advisor and Former Dealer Manager.”

Proposed Transactions Involving Mr. Kamfar

We are currently negotiating to acquire additional real estate investments as described below from Bluerock Special Opportunity + Income Fund, LLC, or Fund I, Fund II, Fund III and BR-NPT Springing Member, LLC, an affiliate of our Sponsor, or NPT, which we refer to herein as our contribution transactions. We have not entered into any agreements related to the contribution transactions, and these transactions will be subject to customary closing conditions if we pursue them. We may not enter into one or more of the following transactions, on the terms described below or at all. We refer to Fund II, Fund III and NPT collectively as the Bluerock Funds.

In our contribution transactions, we propose to acquire:

•	An aggregate 60% indirect equity interest in Grove at Waterford Apartments, located in Hendersonville, Tennessee, from Fund I and Fund II, in exchange for $582,000 in cash to Fund I and approximately $5.2 million in shares of common stock to Fund II.

•	An aggregate 67.2% indirect equity interest in Villas at Oak Crest Apartments, located in Chattanooga, Tennessee, from Fund II, in exchange for approximately $2.9 million in shares of common stock.

•	An aggregate 48.6% indirect equity interest in Village Green Apartments, located in Ann Arbor, Michigan, from Fund II and Fund III, in exchange for approximately $4.2 million in shares of common stock to Fund II, and for $2.8 million in shares of common stock to Fund III.

•	An additional 25% indirect equity interest in Estates at Perimeter Apartments, one of our current investments, located in Augusta, Georgia, from Fund II, in exchange for approximately $1.9 million in shares of common stock.

•	An additional 36.8% indirect equity interest in Springhouse at Newport News, one of our current investments, located in Newport News, Virginia, from Fund I, in exchange for approximately $3.5 million in cash.

•	An additional 1.3% indirect equity interest in Enders Place at Baldwin Park, one of our current investments, located in Orlando, Florida, from Fund III, in exchange for approximately $97,000 in shares of common stock.

•	North Park Towers, located in Southfield, Michigan, from NPT, in exchange for approximately $4.3 million in units of limited partnership interest in our operating partnership, or OP Units.

The issuance of shares of common stock and OP Units will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder.

Mr. Kamfar and the Kamfar Family LLC own all of the equity interest in our Sponsor, which is the manager of Fund I, and which indirectly owns the managers of Fund II and Fund III. Mr. Kamfar will have indirect material interests in our contribution transactions as described below:

•	Mr. Kamfar owns a 53.2% membership interest in NPT. The approximate dollar value of his interest in the contribution of North Park Towers to our Company is expected to be $2.0 million, based solely upon the value of OP Units attributable to Mr. Kamfar’s ownership interest in NPT in the proposed exchange.

•	As a result of the contributions by Fund I and the Bluerock Funds, our Advisor will be entitled to receive approximately $2.3 million in acquisition fees under the advisory agreement, which amount is still subject to negotiation. In lieu of cash, our Advisor has elected to receive those fees in the form of shares of common stock. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of our Advisor, is expected to be $2.3 million.

•	As a result of the contributions by Fund I and the Bluerock Funds, our Sponsor, as manager of Fund I, and the managers of the Bluerock Funds, will be entitled to receive approximately $2.1 million in disposition fees from Fund I and the Bluerock Funds under the management arrangements for those funds, which amount is still subject to negotiation. In lieu of cash, the Bluerock affiliates have elected to receive a portion of those fees in the form shares of common stock and OP Units, which shares and OP Units would otherwise be issued to the Bluerock Funds in our contribution transactions. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of our Sponsor, is expected to be $2.1 million.

•	Following our contribution transactions, we expect to enter into a registration rights agreement with Fund II and Fund III and their respective managers, pursuant to which we will be obligated to file one or more registration statements for the resale of shares of common stock held by Fund II, Fund III and their managers. Additionally, Fund II, Fund III and their managers will also have piggyback registration rights to participate as selling shareholders in certain future public offerings, subject to customary underwriter cutbacks and conditions. We will agree to pay all of the expenses relating to such securities registrations.

•	Following our contribution transactions, we expect to enter into a registration rights agreement with NPT, pursuant to which we will be obligated to file one or more registration statements for the resale of our common stock. We will agree to pay all of the expenses relating to such securities registrations.

•	In connection with the contribution of North Park Towers, we expect to enter into a tax protection agreement with NPT, pursuant to which we agree to indemnify NPT against adverse tax consequences until the sixth anniversary of the closing of North Park Towers in connection with: (1) our sale of North Park Towers in a taxable transaction; and (2) our failure to provide NPT the opportunity to guarantee a portion of the outstanding indebtedness of our operating partnership during such period, or following such period, our failure to use commercially reasonable efforts to provide such opportunities; provided that, subject to certain exceptions and limitations, such indemnification rights will terminate for NPT if it sells, exchanges or otherwise disposes of more than 50% of its OP Units (other than to the then-current owners of NPT).

•	Fund I and Fund II are guarantors of approximately $20.1 million of indebtedness related to the Grove at Waterford Apartments, and Fund II and Fund III are guarantors of approximately $43.2 million of indebtedness related to Village Green Apartments. The guarantees are standard scope non-recourse carveout guarantees required by agency lenders and generally call for protection against losses by the lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy. In connection with the assumption of this indebtedness by us, we will seek to have Fund I, Fund II and Fund III released from such guarantees (and related environmental indemnity agreements) and to have our operating partnership assume any such guarantee and environmental obligations as replacement guarantor.

Proposed Transactions Involving Messrs. Kamfar, Kachadurian and Konig

We are currently in negotiations with BRG Manager to provide external management services to our Company, pursuant to which we would enter into a new management agreement with BRG Manager, or the New Management Agreement. Mr. Kamfar is the majority owner of BRG Manager and Messrs. Kachadurian and Konig are minority owners of BRG Manager. The New Management Agreement provides for the payment of a base management fee, incentive fee, termination fee and reimbursement of expenses to BRG Manager in exchange for providing external management and advisory services to our Company. We may not enter into the New Management Agreement, on the terms described below or at all, and it remains subject to further negotiation between our Company and BRG Manager.

Under the New Management Agreement, we would pay our Manager a base management fee in an amount equal to 1.5% of our stockholders’ equity, per annum, calculated quarterly based on our stockholders’ equity for the most recently completed calendar quarter and payable in monthly installments in arrears in cash.

We would also pay our Manager an incentive fee with respect to each calendar quarter in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Adjusted Funds from Operations, or AFFO, for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in future offerings and transactions, multiplied by the weighted average number of all shares of common stock outstanding on a fully-diluted basis in the previous 12-month period, exclusive of previously issued equity securities, and (B) 8%, and (2) the sum of any incentive fee paid to BRG Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters.

We would also be required to reimburse BRG Manager for certain expenses on a monthly basis following the end of each month. Our reimbursement obligation will not be subject to any dollar limitation.

The approximate dollar value of the interests of Messrs. Kamfar, Kachadurian and Konig in the fees and reimbursements pursuant to the New Management Agreement by virtue of their respective ownership interests in BRG Manager is impracticable to determine at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: December 3, 2013	By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and President